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                  Air Products and Chemicals, Inc.
                  7201 Hamilton Boulevard
                  Allentown, PA 18195-1501
                  Telephone (610) 481-4911

                                 Amendment No. 1

     This Amendment Number 1 (the "Amendment") is made as of the 30th day of January 2004 by and between Air Products and Chemicals, Inc. ("Buyer"), and Keyes Helium Company, LLC ("Seller").

     Whereas, Buyer and Seller are parties to that Contract for Sale and Purchase of Liquid Helium as Amended and Restated dated as of 1 January 1999 (the "Original Contract"), under which Seller is obligated to sell to Buyer, and Buyer is obligated to purchase from Seller, all liquid helium processed at Seller's Facility (as defined in the Original Contract)(capitalized terms used in this letter agreement but not defined herein shall have the meanings given them in the Original Contract); and

     Whereas, Seller is currently contemplating upgrades and repairs to Seller's Facility, which repairs and upgrades, if undertaken, would be provided by Buyer under a separate contract for the compensation rates stated therein; and

     Whereas, the parties now desire to make certain amendment to the Original Contract to provide for the sale of crude helium by Seller to Buyer, to amend the price re-openers, to facilitate payments for said repairs and upgrades to Seller's Facility, and make certain other changes.

     Now Therefore, in consideration of the mutual promises of the parties set forth below and for other for good and valuable consideration, the receipt of which is hereby acknowledged, Buyer and Seller, intending to be legally bound, hereby agree as follows:


1. Amendments to Original Agreement. The Original Agreement is hereby amended as follows:

(a) Article 1 is hereby amended to add the following definitions are added in the correct alphabetical location:

               "Capacity Limitation Crude" means crude helium owned by Seller in excess of that, which can be refined at Seller's Facility as set forth in the Original Agreement Article 2.3 as the capacity limitation.

               "Facility Services Agreement" means the contract entered into by Seller and Buyer under which Buyer, during calendar year 2004, provides various upgrade and upgrade parts and services for Seller's Facility for a fee.

               "Facility Services Fee" means the total amount payable by Seller to Buyer under the Facility Services Agreement, whether for fees, expenses or otherwise.

               "Keyes Crude" means, collectively, the Capacity Limitation Crude and the Outage Crude and Shutdown Crude, if any.

               "Outage Crude" means crude helium owned by Seller that would typically be refined at Seller's Facility pursuant to Article 2 but cannot be due to Seller's Facility's undergoing upgrades and repairs, including the Upgrades.

               "Reimbursement Period" means the period of time in which Seller is required to reimburse Buyer for the Facility Service Fee, as set forth in Section 5.8.

               "Shutdown Crude" is defined in Section 4.3.1.

               "Upgrades" meaning the improvements and repairs that are to be made to Seller's Facility in calendar year 2004 under separate contract between Seller, as purchaser, and Buyer, as provider, of the upgrade and repair services."

(b) Article 4 is hereby amended to add the following new Sections to the end of such Article:

          "4.3 Crude Helium Sales. Keyes hereby agrees to sell to APCI, and APCI hereby agrees to purchase from Keyes, for the applicable Crude Helium Price set forth in Section 5.7, all Outage Crude and all Capacity Limitation Crude. All Outage Crude sold hereunder shall constitute "Sales Volumes" for purposes hereof. All deliveries of Keyes Crude shall be FOB the BLM System or if the BLM System is unavailable, into Buyer's tube trailer at Seller's Facility. Seller will provide Buyer, through the BLM System, 1.02 units of Crude Helium for each unit of Liquid Helium delivered into Buyer's container from Keyes Crude.

          4.3.1 If Seller at any time shuts down and does not restart Seller's Facility, Buyer shall be entitled to purchase Crude Helium from Seller in amounts equivalent to that required to produce 160 MMcf per year of Liquid Helium (the "Shutdown Crude"). The purchase price for Shutdown Crude will equal the following:

                 Up to and including 70 MMcf (Tier I volume)       [***]
                                                                  -------
                 Greater than 70 MMcf (Tier II volume)             [***]
                                                                  -------

          The Parties' obligations with respect to Capacity Limitation Crude shall not be affected by this Section 4.3.1, and shall continue as set forth in Section 4.1

          4.4 Security for Facility Services Fee Payment and Crude Helium Sales To secure Seller's obligations to Buyer hereunder, Seller hereby grants a continuing security interest to Buyer in all Crude Helium Seller purchases under contract from any seller of natural gas that contains Helium, whether or not such Helium is to be processed, and if so, whether or not by Seller or by another processor. Seller shall execute all documents, UCC filings and other instruments and shall make all filings necessary or appropriate to make, perfect and continue this security interest."

(c) Article 5 is hereby amended by adding the following Sections to the end of such Article:

          "5.7 Crude Helium Price.

          5.7.1 The purchase price payable by Buyer for Outage Crude shall equal the following:

               Price              Period of Plant Outage for APCI Conducted Work
               ----------------------------------------------------------------
                           [***]                 During Weeks 1-8
                           -----
                           [***]                 During Weeks 9-12
                           -----
                           [***]                 From and After Week 13
                           -----

          The metric for defining the applicable tier pricing window shall be Buyer's repair work completion exclusively on the helium purifier/liquefier cold box. Outage Crude shall be additive to the Refined Helium volumes and contribute in the calculation of APCI's volume obligations for tier pricing adjustments.

          5.7.2 The purchase price for Capacity Limitation Crude shall equal [***], which price shall be escalated [***] each year; provided, however, that the price for Capacity Limitation Crude shall be subject to renegotiation effective 1 January 2009 and on each five (5)-year anniversary thereof, upon Notice by either Party to the other, given not later than fifteen (15) months prior to the 1 January on which the new price is to take effect. If the Parties are unable to reach agreement prior to the 1 October immediately preceding the date on which the new price is to take effect, after having conducted good-faith negotiations with respect to the modification of the then-current price of Capacity Limitation Crude, either Party shall have the right to terminate the provisions of this Agreement that address the sale of Capacity Limitation Crude by Seller to Buyer, but such termination shall not affect any other provision, or terminate any other obligation, of this Agreement.

          5.8 Facility  Services  Fee Payment.  If the Parties have entered into the Facility Services Agreement and Seller elects to make payment of the Facility Services Fee by delivery of Helium to Buyer, Buyer agrees to accept payment thereunder in accordance with the following schedule:

           Facility Services Fee            Reimbursement Period

           [********]                       No longer than six (6) months
           [********]                       No longer than twelve (12) months
           [********]                       No longer than eighteen (18) months
           [********]                       Parties to discuss

     Buyer shall receive a reimbursement payment or credit equivalent to [***] purchased by Buyer hereunder until all amounts owed by Seller to Buyer under the Facility Services Agreement have been paid to Buyer. Seller shall elect to handle the credit by (i) deducting the amount of the credit from the invoice presented to Buyer or (ii) making a cash payment within fifteen
     (15) days of the end of each month for which the credit is due of the amount of the credit calculated for such month. Seller may, at any time, elect to make a lump sum cash payment for the full, unpaid portion of the Facility Services Fee, at which point Buyer's credit under this Section 5.8 would end; provided however, that if for any reason such lump sum payment was required to be returned to Seller or another person, Buyer would have the right to restart the credit to recoup the Facility Services Fee. Further, in the event that Seller is constrained from processing feedstock volumes through no fault of its own, which precludes it from meeting its payment obligations within the prescribed timeframe, Seller and Buyer shall meet and negotiate in good faith a mutually acceptable payment program to address any payment shortfalls. During such good faith negotiation, Seller shall not be subject to claims of breach or default; provided, however the negotiations shall not extend beyond forty-five (45) days."


(d) Section 5.6 is hereby amended to extend the dates "1 January 2009" and "1 January 2014," and each related Notice and negotiation date previous thereto, by an amount of time equal to the Reimbursement Period.



2. Confirmation. Except as expressly set forth herein, all of the terms and conditions of the Original Agreement shall remain unchanged and continue to be in full force and effect and are hereby ratified and confirmed by Seller and Buyer.

3. Counterparts. This Amendment may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

4. Governing Law. This Amendment, both as to interpretation and performance, shall be governed by the laws of the State of Colorado without giving effect to its conflict of law provisions.

     IN WITNESS WHEREOF, Seller and Buyer have caused this Amendment to be executed as of the date first set forth above.


Keyes Helium Company, LLC                       Air Products and Chemicals, Inc.
By Nathaniel Energy Corporation


By: /s/ George Cretecos                         By: /s/ Wayne A Hinman
    -------------------                             ----------------------------
Name:    George Cretecos                        Name: W A Hinman
Title:   Chief Operating Officer                Title: Vice President - Americas